                                                                      Exhibit 99

                             CIT FINANCIAL USA, INC.

                        CERTIFICATE OF SERVICING OFFICER

The undersigned certifies that he is a Vice President of CIT Financial USA, Inc., a corporation organized under the laws of Delaware ("CFUSA"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CFUSA pursuant to Section 9.02 of the Pooling and Servicing Agreement, dated as of May 1, 2004 (the "Agreement"), among CFUSA, NCT Funding Company, L.L.C. and CIT Equipment Collateral 2004-EF1, (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

The Monthly Report for the period from August 1, 2004 to August 31, 2004 attached to this certificate is complete and accurate and in accordance with the requirements of Section 9.02 of the Agreement.

IN WITNESS WHEREOF, the undersigned has affixed hereunto his signature this 16th day of September 2004.

                                                  CIT FINANCIAL USA, INC.


                                                  /s/ WILLIAM G. DELANEY
                                                  ------------------------------
                                                  Name: William G. Delaney
                                                  Title: Vice President